UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2025
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THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)
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British Columbia (State or Other Jurisdiction of Incorporation)	000-56294 (Commission File Number)	98-1488978 (IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts (Address of principal executive offices)	01824 (Zip Code)

(978) 910-1486
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2025, The Cannabist Company Holdings Inc. (the “Company”), Green Leaf Medical of Virginia, LLC, a subsidiary of the Company (“Green Leaf Virginia”), and Green Leaf Medical, LLC, another subsidiary of the Company and the sole member of Green Leaf Virginia (the “Member”), entered into an equity purchase agreement (the “Equity Purchase Agreement” and the transaction contemplated thereunder, the “Transaction”) with Parma Holdco LLC (“Buyer”) and, solely for the limited purposes set forth therein, Millstreet Credit Fund LP (“Millstreet”).

Pursuant to the Equity Purchase Agreement, Buyer will purchase from the Member all of the issued and outstanding equity interests of Green Leaf Virginia for a total consideration of $130 million consisting of $117.5 million payable upon closing of the Transaction (the “Closing”) and the remaining $12.5 million (the “Offset Escrow Amount”) to be escrowed at Closing and to be released in two parts: (i) up to $1 million, upon the finalization of the post-closing purchase price adjustment and (ii) the remaining amount not otherwise used to satisfy indemnification obligations for a period of nine months following Closing. The purchase price is subject to post-closing adjustment based on the final determination of cash, debt, net working capital, unpaid transaction expenses and certain transaction payments as of Closing. Buyer will deposit $23.7 million of the purchase price into an escrow account (the “Deposit Escrow Amount”) within two business days following signing of the Equity Purchase Agreement, which will be released (x) to the Company, at Closing or upon the Company’s termination of the Equity Purchase Agreement due to Buyer’s material breach or (y) to Buyer for any other reasons.

The Company, the Member and Green Leaf Virginia made customary representations, warranties and covenants in the Equity Purchase Agreement, including, among other things, covenants (i) to conduct their businesses in the ordinary course of business and (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Buyer. The Transaction is subject to the satisfaction or waiver of certain closing conditions, including regulatory approvals and the consent and lien releases from the requisite holders (the “Noteholders”) of the nine and one quarter percent (9.25%) Senior Secured Notes due December 31, 2028 and the nine percent (9.0%) Senior Secured Convertible Notes due December 31, 2028, in each case, issued by the Company. The Equity Purchase Agreement provides that Millstreet, on behalf of itself and/or its affiliates, consents, as Noteholders, to the purchase and sale of Green Leaf Virginia pursuant to the Equity Purchase Agreement.

The Equity Purchase Agreement includes customary termination rights for both parties and provides for an outside date of February 27, 2026, which will automatically extend for up to four seven-day periods if, as of the then-applicable outside date, all conditions other than receipt of Virginia regulatory approval has been satisfied or waived. If the closing conditions have not been satisfied or waived by the outside date, the Equity Purchase Agreement may be terminated by either party, subject to certain specified provisions that survive termination. The Equity Purchase Agreement contains customary indemnification provisions, including caps, baskets and survival periods, as well as specified exclusions and limitations. Any payment obligations of the Company and the Member in respect of the post-closing purchase price adjustment and the indemnification obligations shall be offset by Buyer against the Offset Escrow Amount. The Equity Purchase Agreement also contains customary post‑Closing restrictive covenants in favor of Buyer, including non‑competition and non‑solicitation obligations applicable to the Company and the Member for an eighteen (18) month period following the Closing Date and within the Commonwealth of Virginia.

Item 1.01 of this Current Report on Form 8-K contains only brief descriptions of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Equity Purchase Agreement. Such descriptions are qualified in their entirety by reference to the full text of the Equity Purchase Agreement, which is attached hereto as Exhibits 10.1, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As previously announced, the Board of Directors of the Company formed a special committee of independent directors (the “Special Committee”) to review strategic alternatives. In connection with the strategic review, on December 1, 2025, the Company entered into that certain Equity Purchase Agreement, dated as of December 1, 2025, by and among Curaleaf, Inc. (“Curaleaf”), Green Leaf Virginia, the Member and the Company (the “Curaleaf Agreement”), which was previously disclosed on the Company’s Current Report on Form 8-K filed on December 2, 2025 and Amendment No. 1 to the Current Report on Form 8-K filed on December 3, 2025.

As previously disclosed, the Curaleaf Agreement provides for a fifteen (15) business day go-shop period beginning on December 1, 2025 and continuing until 11:59 p.m. Eastern Time on December 22, 2025 unless otherwise extended with the prior written consent of Curaleaf (the “Go-Shop Period”), during which time the Company, the Member, Green Leaf Virginia and their respective representatives would be permitted to, among other things, solicit, negotiate and enter into alternative proposals involving the equity or material portion of the assets of Green Leaf Virginia (each, an “Alternative Proposal”). During the Go-Shop Period, the Company received an Acquisition Proposal from Buyer, as described in detail in Item 1.01 of this Current Report on Form 8-K, and the Company determined such Acquisition Proposal to be superior to the Curaleaf Agreement. As a result, on December 18, 2025, the Company delivered a written notice to Curaleaf terminating with immediate effect the Curaleaf Agreement. In connection with such termination, the Company is required to pay Curaleaf a break-up fee of $3.3 million within two business days of such termination.

Item 7.01 – Regulation FD Disclosure

Press Release

On December 18, 2025, the Company issued a press release announcing the entry into the Equity Purchase Agreement and the termination of the Curaleaf Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit

No.	Description

10.1#
Equity Purchase Agreement, dated December 18, 2025, among The Cannabist Company Holdings Inc., Green Leaf Medical of Virginia, LLC, Green Leaf Medical, LLC, Parma Holdco LLC and Millstreet Credit Fund LP

99.1	Press Release, dated December 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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#	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: December 18, 2025